UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

Walker & Dunlop, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2017, Walker & Dunlop, LLC (the “Borrower”), the operating subsidiary of Walker & Dunlop, Inc. (the “Company”), entered into the Seventh Amendment to Mortgage Warehousing Credit and Security Agreement (the “Amendment”), by and among the Borrower, the various financial institutions and other persons parties thereto (the “Lenders”), and TD Bank, N.A., as administrative agent for itself and the other Lenders (in such capacity, the “Credit Agent”). The Amendment amends that certain Mortgage Warehousing Credit and Security Agreement, dated as of September 24, 2014, between the Borrower, the Lenders and the Credit Agent (as previously amended by that certain First Amendment to Warehousing Credit and Security Agreement, dated as of November 21, 2014, that certain Second Amendment to Warehousing Credit and Security Agreement, dated as of April 15, 2015, that certain Third Amendment to Warehousing Credit and Security Agreement, dated as of October 1, 2015, that certain Fourth Amendment to Warehousing Credit and Security Agreement, dated as of April 27, 2016, that certain Fifth Amendment to Warehousing Credit and Security Agreement, dated as of June 28, 2016, that certain Sixth Amendment to Warehousing Credit and Security Agreement, dated as of September 21, 2016, and that certain Letter Agreement, dated as of April 28, 2017) (collectively, the “Warehousing Agreement”) to, among other things, (i) extend the warehousing maturity date thereunder to April 30, 2018, (ii) permanently increase the warehousing commitment from $280,000,000 to $480,000,000 and (iii) provide an additional $400,000,000 of temporary credit availability from May 30, 2017 through July 30, 2017.

Together with the Amendment, the obligations of the Borrower under the Warehousing Agreement are secured by a first priority lien on all of the Borrower’s right, title and interest in the Collateral (as defined in the Warehousing Agreement), including all amounts advanced to the Borrower under the Warehousing Agreement to fund a mortgage loan until that mortgage loan is closed and those funds disbursed, all mortgage loans financed by the facility provided by the Warehousing Agreement from time to time and related mortgages and security agreements evidencing or securing those mortgage loans (“Pledged Loans”), all mortgage-backed securities that are created in whole or in part on the basis of Pledged Loans and certain other related collateral as further described in the Warehousing Agreement.

The Warehousing Agreement contains certain affirmative and negative covenants that are binding on the Borrower (which are in some cases subject to exceptions), including, but not limited to, restrictions on the ability of the Borrower (i) to assume, guarantee or become contingently liable for the obligation of another person, (ii) to undertake certain fundamental changes such as reorganizations or mergers, amendments to its certificate of formation or operating agreement, liquidations, dissolutions or dispositions or acquisitions of assets or businesses,  (iii) to form or acquire any subsidiary of the Borrower, (iv) to pay any subordinated debt of the Borrower in advance of its stated maturity, or (v) to take any action, or fail or omit to take any action, that would cause the Borrower to lose all or any part of its status as an eligible lender, seller, servicer or issuer or any license or approval required for the Borrower to engage in the business of originating, acquiring or servicing mortgage loans.

In addition, the Warehousing Agreement requires the Borrower to comply with certain financial covenants, which are measured at the level of the Company and calculated for the Company and its subsidiaries on a consolidated basis, as follows:

•                  Tangible Net Worth (as defined in the Warehousing Agreement) of not less than (i) $200 million plus (ii) 75% of the net proceeds of any equity issuances by the Company or any of its subsidiaries after the Closing Date;

•                  Compliance with the applicable net worth and liquidity requirements of Fannie Mae, Freddie Mac, Ginnie Mae, FHA and HUD;

•                  Liquid Assets (as defined in the Warehousing Agreement) of the Company of not less than $15 million;

•                  Maintenance of aggregate unpaid principal amount of (i) all mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $20.0 billion or (ii) all Fannie Mae DUS mortgage loans comprising the Company’s consolidated servicing portfolio of not less than $10.0 billion, exclusive in both cases of mortgage loans which are 60 or more days past due or are otherwise in default or have been transferred to Fannie Mae for resolution;

•                  The Company’s Leverage Ratio (as defined in the Warehousing Agreement) on a consolidated basis shall not exceed 2.25 to 1, and

•                  Aggregate unpaid principal amount of Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio which are 60 or more days past due or otherwise in default not to exceed 3.5% of the aggregate unpaid principal balance of all Fannie Mae DUS mortgage loans within the Company’s consolidated servicing portfolio (subject to certain exclusions relating to No Risk Mortgage Loans and At Risk Mortgage Loans (each as defined in the Warehousing Agreement)).

The Warehousing Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, failure to perform or observe covenants, breaches of representations and warranties, suspension, revocation or termination of the Borrower’s eligibility as a lender, seller/servicer or issuer or any other license required for the Borrower to engage in the business of originating, acquiring or servicing mortgage loans, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain bankruptcy-related events or other relief proceedings or a material adverse change in the Borrower’s financial condition.

The foregoing descriptions of the Warehousing Agreement (including all prior amendments) and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Warehousing Agreement (including all prior amendments) and the Amendment, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to this Current Report on Form 8-K.

Credit Agent and its affiliates have various relationships with the Company and its affiliates involving the provision of financial services, including another credit facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1

Mortgage Warehousing Credit and Security Agreement, dated as of September 24, 2014, by and among Walker & Dunlop, LLC, as borrower, TD Bank, N.A. and the other lenders party thereto from time to time, and TD Bank, N.A., as credit agent.

10.2

First Amendment to Warehousing Credit and Security Agreement, dated as of November 21, 2014, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.3

Second Amendment to Warehousing Credit and Security Agreement, dated as of April 15, 2015, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.4

Third Amendment to Warehousing Credit and Security Agreement, dated as of October 1, 2015, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

Exhibit Number	Description
10.5

Fourth Amendment to Warehousing Credit and Security Agreement, dated as of April 27, 2016, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.6

Fifth Amendment to Warehousing Credit and Security Agreement, dated as of June 28, 2016, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.7

Sixth Amendment to Warehousing Credit and Security Agreement, dated as of September 21, 2016, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.8	Letter Agreement, dated as of April 28, 2017, by and between Walker & Dunlop, LLC, as Borrower, and TD Bank, as Credit Agent.
10.9

Seventh Amendment to Warehousing Credit and Security Agreement, dated as of May 11, 2017, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC. (Registrant)

Date: May 15, 2017	By:	/s/ Richard M. Lucas
Name: Richard M. Lucas Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1

Mortgage Warehousing Credit and Security Agreement, dated as of September 24, 2014, by and among Walker & Dunlop, LLC, as borrower, TD Bank, N.A. and the other lenders party thereto from time to time, and TD Bank, N.A., as credit agent.

10.2

First Amendment to Warehousing Credit and Security Agreement, dated as of November 21, 2014, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.3

Second Amendment to Warehousing Credit and Security Agreement, dated as of April 15, 2015, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.4

Third Amendment to Warehousing Credit and Security Agreement, dated as of October 1, 2015, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.5

Fourth Amendment to Warehousing Credit and Security Agreement, dated as of April 27, 2016, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.6

Fifth Amendment to Warehousing Credit and Security Agreement, dated as of June 28, 2016, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.7

Sixth Amendment to Warehousing Credit and Security Agreement, dated as of September 21, 2016, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.

10.8	Letter Agreement, dated as of April 28, 2017, by and between Walker & Dunlop, LLC, as Borrower, and TD Bank, as Credit Agent.
10.9

Seventh Amendment to Warehousing Credit and Security Agreement, dated as of May 11, 2017, by and between Walker & Dunlop, LLC, as Borrower, the various financial institutions and other Persons parties thereto, as Lenders, and TD Bank, as Credit Agent.